Exhibit 5.3

March 3, 2022

Nutrien Ltd.

Suite 1700, 211 19th Street East,

Saskatoon, Saskatchewan, Canada S7K 5R6

Ladies and Gentlemen:

Re:	Registration Statement on Form F-10

Reference is made to the Registration Statement on Form F-10 (the “Registration Statement”) filed by Nutrien Ltd. (the “Corporation”) under the Securities Act of 1933, as amended.

I, Craig Funk, B.Sc., M.Sc., P.Eng., P.Geo., a qualified person, am responsible for preparing or supervising the preparation of (1) the technical report entitled “National Instrument 43-101 Technical Report on Allan Potash Deposit (KL 112R B), Saskatchewan, Canada” dated effective December 31, 2021 (the “Allan Technical Report”); (2) the technical report entitled “National Instrument 43-101 Technical Report on Cory Potash Deposit (KL 103C), Saskatchewan, Canada” dated effective December 31, 2020 (the “Cory Technical Report”); (3) the technical report entitled “National Instrument 43-101 Technical Report on Lanigan Potash Deposit (KLSA 001 C), Saskatchewan, Canada” dated effective December 31, 2021 (the “Lanigan Technical Report”); (4) the technical report entitled “National Instrument 43-101 Technical Report on Rocanville Potash Deposit (KL 305), Saskatchewan, Canada” dated effective December 31, 2021 (the “Rocanville Technical Report”); and (5) the technical report entitled “National Instrument 43-101 Technical Report on Vanscoy Potash Deposit (KL 114C) Saskatchewan, Canada” dated effective December 31, 2020 (together with the Allan Technical Report, the Cory Technical Report, the Lanigan Technical Report and the Rocanville Technical Report, the “Technical Reports”).

I hereby consent to the inclusion and incorporation by reference in the Registration Statement, including any amendments thereto and any documents incorporated by reference therein, of references to and information derived from the Technical Reports, and to the use of my name in the Registration Statement.

Yours truly,

/s/ Craig Funk
Craig Funk, B.Sc., M.Sc., P.Eng., P.Geo.
Director, GeoServices & Land – Engineering,
Technology & Capital
Nutrien Ltd.